UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240. 14a-12

VSee Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF VSEE HEALTH, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 2, 2026

On February 5, 2026, VSee Health, Inc. (“VSEE,” “we,” “us,” “our,” and the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and the related proxy card (the “Proxy Card”) relating to the Company’s Special Meeting of Stockholders to be held on Monday, March 2, 2026, via live webcast at the following address: https://www.cstproxy.com/vseehealth/sm2026 (the “Special Meeting”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Proxy Statement.

The number of the Company’s outstanding shares of Common Stock and Preferred Stock as of February 2, 2026, the record date for the Special Meeting, were incorrectly stated in the Proxy Statement as 40,230,845 and 1,586, respectively. Additionally, the number of votes the holders of Preferred Stock are entitled to at the Special Meeting was incorrectly stated as 158,600.

The correct number of shares of Common Stock and Preferred Stock outstanding as of February 2, 2026 is 43,244,355 and 1,559, respectively. The correct number of votes the holders of Preferred Stock are entitled to at the Special Meeting is 155,900. After the filing and mailing of the Proxy Statement, the Company became aware of the discrepancies in the number of shares of its Common Stock and Preferred Stock outstanding as of the Record Date and its transfer agent advised that it was due to an inadvertent error in the data provided to the Company.

If you have voted by proxy already, your vote will be counted and there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Special Meeting.

This document supplements the Proxy Statement for the Special Meeting. Accordingly, the Proxy Statement is hereby supplemented as follows:

●	The following text replaces, in its entirety, the disclosure under the headings “Record Date; Who is Entitled to Vote” and “Quorum” on page 1 of the Proxy Statement:

Record Date; Who is Entitled to Vote

Our stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Common Stock or Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) at the close of business on the Record Date. As of the Record Date, there were 43,244,355 shares of Common Stock outstanding, which shares are entitled to an aggregate of 43,244,355 votes at the Special Meeting. Holders of the Preferred Stock are permitted to vote with the same voting rights as holders of Common Stock in any actions to be taken by the stockholders of the Company. Each share of Preferred Stock is entitled to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified). As of the Record Date, there were 1,559 shares of Preferred Stock outstanding, which shares are entitled to an aggregate of 155,900 votes at the Special Meeting. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Our redeemable public warrants (the “Public Warrants”) will not have the right to vote at the Special Meeting.

Quorum

A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of holders of one-third (33.33%) of the voting power of our outstanding shares of voting stock entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date, shares of outstanding voting stock entitled to vote at the Special Meeting representing 14,465,305 votes would be required to achieve a quorum.

●	The following text replaces, in its entirety, the disclosure under the headings “Security Ownership of Certain Beneficial Owners” on pages 5-6 of the Proxy Statement:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to us regarding the beneficial ownership of Common Stock as of January 22, 2026 (the “Beneficial Ownership Date”) by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Beneficial Ownership Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date or subject to restricted stock units that vest within 60 days of the Beneficial Ownership Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our securities is based on 39,789,715 shares of Common Stock issued and outstanding as of the Beneficial Ownership Date.

Company Common Stock

	Number of
	Shares of Common Stock of
	the Company
Name and Address of Beneficial Owner	Beneficially Owned		% of Class
Five Percent Holders of the Company
Dominion Capital LLC(1)	3,651,788	(2)	8.40%
Alta Partners, LLC(3)	2,214,585	(4)	5.27%
Armistice Capital, LLC(5)	4,018,788	(6)	9.99%
Manatt, Phelps & Phillips, LLP(7)	4,061,123	(8)	9.99%
Directors and Named Executive Officers of the Company
Milton Chen	2,870,069		7.21%
Imoigele Aisiku	3,256,621		8.18%
Jerry Leonard	560,724		1.41%
Kevin Lowdermilk	68,624		*
Colin O’Sullivan	68,624		*
Scott Metzger	77,249		*
Cydonii V. Fairfax	68,397		*
David L. Wickersham	282,397		*
All Directors and Executive Officers of the Company as a group (8 individuals)	7,252,705		18.23%

*	Less than one percent (1%)

(1)	The business address of Dominion Capital LLC (“Dominion Capital”), a Connecticut limited liability company, is 256 West 58th Street, 15th Floor, New York, New York 10018.

(2)	Dominion and Ascent Partners Fund LLC (“Ascent”) each directly hold certain convertible promissory notes of the Company (the “Convertible Notes”), as applicable, which, as reported in Dominions Schedule 13G filed on October 1, 2025, are currently convertible into an aggregate of 1,626,022 and 1,111,112, respectively, shares of Common Stock, which are in each case, subject to a 9.99% beneficial ownership limitation provision contained therein (a “Blocker”). Dominion Capital and Ascent each directly hold common stock purchase warrants of the Company (the “Warrants”), which are exercisable to purchase an aggregate of 173,913 and 740,741, respectively, shares of Common Stock, which are in each case, subject to a Blocker. The percentage ownership set forth in the table above gives effect to the Blockers in the Convertible Notes and the Warrants. Each of Mikhail Gurevich and Gennadiy Gurevich manages Dominion Capital Holdings LLC (“Dominion Holdings”), Dominion Capital GP LLC (“Dominion GP”), Dominion Capital, Ascent partners LLC (“AP”) and Ascent. Dominion Capital Holdings manages Dominion Capital, Dominion GP, AP and Ascent. Dominion GP manages Dominion Capital, AP and Ascent. Dominion Capital manages AP and Ascent. Alon Brenner manages Masada, AP and Ascent. Masada Group Holdings LLC (“Masada”) manages AP and Ascent. AP manages Ascent. Ascent has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by it. Each of Mikhail Gurevich, Gennadiy Gurevich, Dominion Holdings, Dominion GP, Dominion Capital, Masada, Alon Brenner and AP may be deemed to beneficially own, and have the power to vote, the shares of Common Stock beneficially owned by Ascent and the other companies they are listed above as managing.

(3)	The business address of Alta Partners, LLC (“Alta”) is 1205 Franklin Avenue, Garden City, New York 11530.

(4)	As reported in Alta’s Schedule 13G filed on November 5, 2025, consists of 706,533 warrants for Company Common Stock at an exercise price of $11.50 per share and 1,508,052 shares of Common Stock issuable pursuant to a Warrant Exchange Agreement between the Company and Alta, pursuant to which Alta agreed to exchange Public Warrants at an exchange ratio of approximately 0.9668 shares of Company Common Stock for each Public Warrant. Steven Cohen is a managing member of Alta and has the power to dispose of or the power to vote shares of Common Stock beneficially owned by Alta and may be deemed to beneficially own the shares of Common Stock beneficially owned by Alta.

(5)	The shares are beneficially owned directly by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interests therein. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Master Fund holds pre-funded warrants and warrants which are currently exercisable into an aggregate of 6,253,000 and 19,672,130 shares of Common Stock, respectively. Such pre-funded warrants and warrants are subject to a 9.99% and 4.99% beneficial ownership limitation provision contained therein, respectively.

(6)	Consists of (i) 3,583,065 shares of Common Stock and (ii) 101,023 issuable upon conversion of pre-funded warrants, which gives effect to a 9.99% beneficial ownership limitation provision contained in the pre-funded warrants.

(7)	The shares are beneficially owned directly by Manatt, Phelps & Phillips, LLP (“Manatt”), a California limited liability partnership. The address of Manatt is c/o 2049 Century Park East, Suite 1700, Los Angeles, California 90067. Manatt holds 2,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share and a stated value equal to $1,000 per share (the “Series B Preferred Stock”), which are convertible into an aggregate of 1,300,000 shares of Common Stock, subject to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B COD”). The Series B Preferred Stock are convertible at any time after the gross proceeds received by Manatt in connection with the sale of all of its shares of Common Stock is less than $2.3 million. The Series B COD contains a 9.99% beneficial ownership limitation provision that restricts Manatt from converting that portion of the Series B Preferred Stock that would result in it and its affiliates owning, after conversion, a number of shares of Common Stock in excess of the 9.99% beneficial ownership limitation.

(8)	Comprised of (i) 3,200,000 shares of Common Stock held directly by Manatt and (ii) 861,123 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, which gives effect to a 9.99% beneficial ownership limitation provision contained in the Series B COD.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials distributed for the Annual Meeting. The Board of Directors (the “Board”) continues to seek the vote of Company stockholders at the Special Meeting as recommended in the original filing. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Special Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to page 1 in the Proxy Statement for instructions on how to do so.

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Special Meeting. If you have already voted by Internet or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet or mail) will remain valid and will be voted at the Special Meeting unless revoked.

February 17, 2026

3